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                                                                   EXHIBIT 12.01

                                IDT CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

                         (IN THOUSANDS, EXCEPT RATIOS)

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
                                                                                                     SIX MONTHS ENDED
                                                            YEARS ENDED JULY 31,                       JANUARY 31,
                                           ------------------------------------------------------  --------------------
                                             1993       1994       1995        1996       1997       1997       1998
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
Earnings:
  Income (loss) before income taxes and
    extraordinary item...................  $     302  $    (298) $  (2,145) $  (15,410) $  (3,837) $  (4,937) $   5,117
  Interest expense.......................     --         --         --             113        863        231      1,048
  Portion of rents representative of an
    interest factor......................         10          8         10          60        130         56         59
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
      Total earnings.....................  $     312  $    (290) $  (2,135) $  (15,237) $  (2,844) $  (4,650) $   6,224
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
Fixed Charges:
  Interest expense.......................  $  --      $  --      $  --      $      113  $     863  $     231  $   1,048
  Portion of rents representative of an
    interest factor......................         10          8         10          60        130         56         59
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
      Total fixed charges................  $      10  $       8  $      10  $      173  $     993  $     287  $   1,107
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
Ratio of earnings to fixed charges
  (excess of fixed charges over
  earnings)..............................       31.2x $    (298) $  (2,145) $  (15,410) $  (3,837) $  (4,937)       5.6x
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ----------  ---------  ---------  ---------
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